                                                              Filed Pursuant to
                                                         Rule 424(b)(3) and (c)
                                                            File No.  333-50505

               PROSPECTUS SUPPLEMENT NO. 9 DATED NOVEMBER 30, 1998
                         TO PROSPECTUS DATED MAY 4, 1998

                                     AVIRON
                                  $100,000,000
                 5 3/4% Convertible Subordinated Notes due 2005
                                       and
             Shares of Common Stock Issuable Upon Conversion thereof

         This Prospectus Supplement should be read in conjunction with the Prospectus dated May 4, 1998 (the "Prospectus"). The table on pages 45 and 46 of the Prospectus setting forth information concerning the Selling Securityholders is superseded by the following table:

                             SELLING SECURITYHOLDERS

         The following table sets forth the names of the Selling Securityholders, the number of shares of Common Stock owned by each of them as of the date of this supplement and the principal amount of Notes and number of Conversion Shares which may be offered pursuant to this Prospectus. The information is based upon information provided by or on behalf of the Selling Securityholders. The Selling Securityholders may offer all, some or none of their Notes or Conversion Shares.

                                           PRINCIPAL
                                           AMOUNT OF          PRINCIPAL            COMMON
                                             NOTES            AMOUNT OF             STOCK                    COMMON
                                          OWNED PRIOR           NOTES            OWNED PRIOR                 STOCK
                                              TO               OFFERED               TO                     OFFERED
                NAME                      OFFERING(1)           HEREBY           OFFERING(1)(2)              HEREBY
                 ----                      -----------           ------           --------------              ------
AAM/Zazove Institutional Income           $   800,000         $   800,000                  0                    0
Fund, L.P.

Alexandra Global Investment Fund I,         2,000,000           2,000,000             70,716                    0
Inc.

Amoco Corporation Master Trust              1,165,000           1,165,000

Argent Classic Convertible                          0                   0                  0                    0
Arbitrage Fund L.P.

Argent Classic Convertible                  1,500,000           1,500,000                  0                    0
Arbitrage Fund (Bermuda) L.P.

Bakers Local 433 Pension Trust                 40,000              40,000

BancAmerica Robertson Stephens                195,000             195,000                  0                    0

BNP Arbitrage SNC                           2,550,000           2,550,000                  0                    0

BT Holdings (New York), Inc.                1,000,000           1,000,000                  0                    0


                                       1.

                                           PRINCIPAL
                                           AMOUNT OF          PRINCIPAL            COMMON
                                             NOTES            AMOUNT OF             STOCK                    COMMON
                                          OWNED PRIOR           NOTES            OWNED PRIOR                 STOCK
                                              TO               OFFERED               TO                     OFFERED
                NAME                      OFFERING(1)           HEREBY           OFFERING(1)(2)              HEREBY
                ----                      -----------           ------           --------------              ------
Chrysler Corporation Master                 1,370,000           1,370,000                  0                    0
Retirement Trust

CIBC Oppenheimer                                    0                   0                  0                    0

Contrary Fund LLC                                   0                   0                  0                    0

Declaration of Trust for the                  100,000             100,000                  0                    0
Defined Benefit Plans of ICI
American Holdings Inc.

Declaration of Trust for the                   65,000              65,000                  0                    0
Defined Benefit Plans of ZENECA
Holdings Inc.

Delaware PERS                                 720,000             720,000                  0                    0

Delaware State Employees'                     335,000             335,000                  0                    0
Retirement Fund

Deutsche Bank Securities                            0                   0                  0                    0

Donaldson, Lufkin & Jenrette                        0                   0                  0                    0
Securities Corporation

Fidelity American Trust                             0                   0                  0                    0

Fidelity Financial Trust Fidelity                   0                   0                  0                    0
Convertible Securities Fund

Forest Alternative Strategies Fund             82,000              82,000                  0                    0
II Series A-5I

Forest Alternative Strategies Fund          1,295,000           1,295,000                  0                    0
II LP Series A-5

Forest Alternative Strategies Fund             41,000              41,000                  0                    0
II LP Series A-5M

Forest Alternative Strategies Fund                  0                   0                  0                    0
Series B-3

Forest Global Convertible Fund              1,303,000           1,303,000                  0                    0
Series A-5

Forest Global Convertible Fund                      0                   0                  0                    0
Series B-1

Forest Global Convertible Fund                      0                   0                  0                    0
Series B-2

Forest Global Convertible Fund                      0                   0                  0                    0
Series B-3

Forest Global Convertible Fund                      0                   0                  0                    0
Series B-5


                                       2.

                                           PRINCIPAL
                                           AMOUNT OF          PRINCIPAL            COMMON
                                             NOTES            AMOUNT OF             STOCK                    COMMON
                                          OWNED PRIOR           NOTES            OWNED PRIOR                 STOCK
                                              TO               OFFERED               TO                     OFFERED
                NAME                      OFFERING(1)           HEREBY           OFFERING(1)(2)              HEREBY
                ----                      -----------           ------           --------------              ------
Forest Greyhound                                    0                   0                  0                    0

Forest Performance Fund                             0                   0                  0                    0

Forum Capital Markets L.P.                1,000,000            1,000,000                   0                    0

Fox Family Foundation 10/10/87                      0                   0                  0                    0

Fox Family Portfolio Partnership                    0                   0                  0                    0

Hawaiian Airlines Inc. FBO Pension            120,000             120,000
Plan for Employees Rep. by the IAM

Hawaiian Airlines Inc. UAD 1/1/76              30,000              30,000
FBO Pension Plan for Salaried
Individual (SAL)

Heritage Series Trust Small Cap             1,000,000           1,000,000            100,000                    0
Stock Fund

ICI American Holdings                         310,000             310,000                  0                    0

The James and Abigail Campbell                 75,000              75,000
Foundation

Jeffries and Company Inc.                      20,000              20,000

JMG Convertible Investments, L.P.             500,000             500,000                  0                    0

Kapiolani Health                               80,000              80,000

LDG Limited                                   450,000             450,000                  0                    0

Little Wing L.P.                                    0                   0                  0                    0

Lincoln National Convertible                1,700,000           1,700,000                  0                    0
Securities Fund

LLT Limited                                    64,000              64,000                  0                    0

MainStay Convertible Fund                   1,200,000           1,200,000             68,800                    0

Maui Publishing Company Retirement            10,000              10,000
Plan

McMahan Securities Company L.P.               505,000             505,000                  0                    0

Minnesota Bakers Union Pension Fund            30,000              30,000

Morgan Stanley Dean Witter                    415,000             415,000

Nalco Chemical Company                        160,000             160,000                  0                    0

Navesink Equity Derivative Fund, LDC        2,000,000           2,000,000                  0                    0


                                       3.

                                           PRINCIPAL
                                           AMOUNT OF          PRINCIPAL            COMMON
                                             NOTES            AMOUNT OF             STOCK                    COMMON
                                          OWNED PRIOR           NOTES            OWNED PRIOR                 STOCK
                                              TO               OFFERED               TO                     OFFERED
                NAME                      OFFERING(1)           HEREBY           OFFERING(1)(2)              HEREBY
                ----                      -----------           ------           --------------              ------
Northwestern Mutual Life Insurance                  0                   0                  0                    0
Company

OCM Convertible Limited Partnership            50,000              50,000                  0                    0

OCM Convertible Trust                       1,415,000           1,415,000                  0                    0

Pacific Life Insurance Company              3,000,000           3,000,000                  0                    0

Paloma Securities L.L.C.                    1,500,000           1,500,000                  0                    0

Partner Reinsurance Company, Ltd.             225,000             225,000                  0                    0

Pepperdine University Pool A#1                175,000             175,000

Schroders & Co. Inc.                          250,000             250,000                  0                    0

Silverton International Fund Limited        1,500,000           1,500,000                  0                    0

Societe Generale Securities Corp.           6,500,000           6,500,000                  0                    0

SSI Balanced Hedge Partnership                 45,000              45,000

State Employees' Retirement Fund of           385,000             385,000                  0                    0
the State of Delaware

State of Connecticut Combined               1,280,000           1,280,000                  0                    0
Investment Funds

Thermo Eletron Balanced Investment                  0                   0                  0                    0
Fund

TQA Leverage Fund, L.P.                     1,100,000           1,100,000                  0                    0

TQA Vantage Fund, LTD                       2,300,000           2,300,000                  0                    0

TQA Vantage Plus, LTD                         550,000             550,000                  0                    0

Tracor, Inc. Employees Retirement             110,000             110,000
Plan

Trade Winds L.P.                                    0                   0                  0                    0

Triton Capital Investments, Ltd.              500,000             500,000                  0                    0

Twin City Bakery Drivers Pension               20,000              20,000
Fund
Unity House                                    80,000              80,000

Vanguard Convertible Securities               875,000             875,000                  0                    0
Fund, Inc.

Walker Art Center                             220,000             220,000                  0                    0


                                       4.

                                           PRINCIPAL
                                           AMOUNT OF          PRINCIPAL            COMMON
                                             NOTES            AMOUNT OF             STOCK                    COMMON
                                          OWNED PRIOR           NOTES            OWNED PRIOR                 STOCK
                                              TO               OFFERED               TO                     OFFERED
                NAME                      OFFERING(1)           HEREBY           OFFERING(1)(2)              HEREBY
                ----                      -----------           ------           --------------              ------
Weirton Trust                                 200,000             200,000                  0                    0

Zeneca Holdings Trust                         310,000             310,000                  0                    0

                                          --------------      --------------         -------              -------
TOTAL                                     $46,820,000.00      $46,820,000.00         239,516                    0
                                          ==============      ==============         =======              =======

----------

(1) Beneficial ownership is determined in accordance with the Rule of the SEC and generally includes voting or investment power with respect to securities. Except as otherwise indicated by footnote, and subject to community property laws where applicable, the persons named in the table have sole voting and investment power with respect to all shares on Common Stock shown as beneficially owned by them. Numbers reflect ownership prior to the date of this Supplement.

(2) Includes Conversion Shares based on a conversion price of $30.904 per share and a cash payment in lieu of any fractional interest.

      Because the Selling Securityholders may offer all or some of the Notes that they hold and/or Conversion Shares pursuant to the offering contemplated by this Prospectus, and because there are currently no agreements, arrangements or understandings with respect to the sale of any of the Notes or Conversion Shares by the Selling Securityholders, no estimate can be given as to the principal amount of Notes or Conversion of Shares that will be held by the Selling Securityholders after completion of this offering.

                                       5.